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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 5, 1999 with respect to the financial statements of Vast Solutions, Inc., a wholly owned subsidiary of Paging Network, Inc., as of December 31, 1998 and September 30, 1999, and for the period September 1, 1998 (inception) through December 31, 1998, the nine months ended September 30, 1999, and the period September 1, 1998 (inception) through September 30, 1999, in Annex F to in the Joint Proxy Statement of Arch Communications Group, Inc. and Paging Network, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Arch Communications Group, Inc. for the registration of shares of common stock of Arch Communications Group, Inc. to be exchanged for all the outstanding common stock of Paging Network, Inc.

                                          ERNST & YOUNG, LLP

Dallas, Texas
            , 2000

     The foregoing consent is in the form that will be signed upon the transfer of certain intellectual and other property by Paging Network, Inc. to Vast Solutions, Inc. as described in Note 1 to the financial statements of Vast Solutions, Inc.

                                          /s/ ERNST & YOUNG, LLP

Dallas, Texas
January 24, 2000